Exhibit 10.10

THIRD AMENDMENT TO THE
PNM RESOURCES, INC.
OFFICER LIFE INSURANCE PLAN

Effective January 1, 2004, PNM Resources, Inc. established the PNM Resources, Inc. Officer Life Insurance Plan (the “Plan”).  The Plan was subsequently amended on two previous occasions.  By this instrument, the Company now desires to amend the Plan to reflect the treatment of Same-Sex Spouses for various purposes effective January 1, 2009.

1.           Except as noted below, this Third Amendment shall be effective as of January 1, 2009.

2.           This Third Amendment amends only the provisions of the Plan as noted below, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

3.           Section 2.1  (Definitions) of the Plan is hereby amended by adding the following new definitions to the end thereof:

(n)              “Opposite-Sex Spouse” – means an individual of the opposite sex who is legally married to the Participant, under the laws of the jurisdiction in which the marriage was performed or occurred.

(o)              “Same-Sex Spouse” – means an individual of the same sex who is legally married to the Participant, under the laws of the jurisdiction in which the marriage was performed or occurred.

(p)              “Spouse” - means the Opposite-Sex Spouse or Same-Sex Spouse of the Participant.

4.           Section 4.5  (Beneficiary Designation) of the Plan is hereby amended by replacing the word “spouse” each place it appears therein with the word “Spouse.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed as of this 8th day of December, 2008.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb
Its: SVP, Chief Administrative Officer